EXHIBIT 99
275 West Federal Street
Youngstown, Ohio 44503-1203
FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Susan E. Stricklin Vice President, Marketing Home Savings (330) 742-0638 sstricklin@homesavings.com	James R. Reske Chief Financial Officer United Community Financial Corp. (330) 742-0592 jreske@ucfconline.com
United Community Financial Corp. Announces First Quarter Results
YOUNGSTOWN, Ohio (April 21, 2010) — United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company (Home Savings), today reported a consolidated net loss of $3.0 million, or $(0.10) per diluted share, for the three months ended March 31, 2010. This compares to net income of $3.3 million, or $0.11 per diluted share, for the three months ended March 31, 2009.
Selected first quarter results:
•	Net interest margin was 3.28%

•	Tier 1 leverage ratio was 8.57%

•	Total Risk Based Capital was 12.84%

•	Tangible common equity to tangible assets was 9.47%

•	Nonperforming loans were $138.6 million

•	Nonperforming assets were $174.0 million

•	Book value per share and tangible book value per share were $7.01 and $6.99, respectively
Chairman, President and Chief Executive Officer Douglas M. McKay commented, “While we are disappointed in the lack of positive earnings for the first quarter, we recognize that the primary causes are the insufficient cash flows and reduced collateral valuations affecting the loans of our customers. In taking the difficult, but necessary, steps to provide for loan portfolio weaknesses, we are working together with our customers to take advantage of the opportunities that will present themselves once the effects of the slowly recovering economy are felt.”

Net Interest Income
Net interest income was $17.7 million in the first quarter of 2010, a decrease from $18.7 million for the first quarter of 2009. The change in net interest income for the quarter ended March 31, 2010 as compared to the quarter ended March 31, 2009 is primarily due to a planned decline in average interest earning assets.
Deposit expenses declined in the first quarter of 2010 to $9.3 million compared to $12.7 million in the first quarter of 2009. Interest expense on Federal Home Loan Bank advances declined $1.0 million from $1.9 million for the three months ended March 31, 2009 to $848,000 for the three months ended March 31, 2010. Interest expense on deposits declined primarily because of a decrease in the average balance of certificates of deposit of $154.2 million along with a 59 basis point reduction in interest paid on those deposits. Interest expense on Federal Home Loan Bank advances declined because of the decline in average balance of those liabilities of $168.8 million and a 25 basis point reduction in interest paid on those advances. This decline is driven by reduced funding needs.
The Company’s net interest margin in the first quarter increased to 3.28% compared to 3.04% in the first quarter of 2009.
Noninterest Income
Noninterest income increased in the first quarter of 2010 to $6.6 million, as compared to the first quarter of 2009 of $2.7 million. Driving the increase in noninterest income was the recognition of gains on the sale of available for sale securities of $2.8 million along with a gain recognized on the sale of Home Savings’ Findlay, Ohio branch of $1.4 million. The Company sold approximately $116.1 million in securities available for sale in order to realize gains on certain securities.
On November 30, 2009, Home Savings entered into an agreement for the sale of Home Savings’ Findlay, Ohio branch. The sale was completed on March 26, 2010, at which time Home Savings recognized a $1.4 million gain on the transaction.
Noninterest Expense
Noninterest expense was $17.0 million in the first quarter of 2010, compared to $16.4 million in the first quarter of 2009. The increase in noninterest expense was driven by higher professional fees associated with legal expenses paid by the Company during the first quarter of 2010 as compared to the first quarter of 2009. Professional fees include legal, audit, tax consulting and other professional services obtained by the Company. Legal fees were elevated during the first quarter of 2010 primarily because of the continued resolution of asset quality issues.

Asset Quality
The provision for loan losses increased to $10.3 million in the first quarter of 2010, compared to $8.4 million in the first quarter of 2009. The increase in the provision for loan losses in the first quarter of 2010 is primarily the result of credit downgrades within the commercial real estate portfolio and specific reserves assigned to a number of commercial real estate properties. Also contributing to the increase is the effect of charge-offs to record foreclosed and repossessed assets at fair market value before the Company takes possession of the properties in satisfaction of loans. The remaining increase in the provision for loan losses taken in the first quarter related primarily to the application of the Company’s elevated historical charge-off experience to the various pools of loans in the Company’s portfolio.
Net loan charge-offs were $7.0 million in the first quarter of 2010, compared to $6.6 million in the first quarter a year ago. The net charge-offs include partial charge-offs of select one-to four-family mortgage loans, multifamily loans, non-residential real estate loans and commercial loans to appropriately reflect the declining value of the collateral supporting such loans.
The allowance for loan losses increased to $45.6 million, or 2.44% of the loan portfolio, as of March 31, 2010, compared to $42.3 million, or 2.22% of the loan portfolio, as of December 31, 2009. The allowance for loan losses was equal to 32.93% of nonperforming loans at March 31, 2010, compared to 36.49% at December 31, 2009.
During the first three months of 2010, nonperforming loans increased $22.7 million, to $138.6 million at March 31, 2010 as compared to $115.9 million at December 31, 2009. During the first three months of 2010, eight loans in excess of $1.0 million each, aggregating $20.5 million, became nonperforming. Commercial real estate had the most significant increase in nonperforming loans, with four loans aggregating $16.0 million becoming nonperforming.
Nonperforming assets, which consist of the nonperforming loans discussed above plus real estate owned and other repossessed assets, increased $27.1 million to $174.0 million at March 31, 2010 compared to $146.8 million at December 31, 2009. The increase in nonperforming assets was due primarily to the increase in nonperforming loans mentioned above along with an increase in real estate and tangible property of $4.5 million acquired in satisfaction of loans.
Net Loans
Net loans decreased $40.0 million during the first three months of 2010. The primary source of the decrease is the overall decline in construction loans and commercial real estate loans. Home Savings has made a conscious effort to decrease its construction and commercial real estate portfolios. The Company expects to experience continued declines in construction and commercial real estate loan balances as it continues to reduce loan concentration levels.
Available for Sale Securities
Available for sale securities decreased $9.1 million during the first three months of 2010 as a result of various security transactions initiated in the first quarter. During the first quarter of 2010, the Company sold approximately $116.1 million in securities and realized paydowns and maturities of $14.1 million. The Company also sold its investments in a Fannie Mae auction rate pass through trust security and an equity investment in which impairment charges had previously been recognized. The sale of these two securities had the benefit of reducing the Company’s remaining net deferred tax asset.

In order to replace the investments that were either sold, paid-down or matured, the Company purchased certain mortgage-backed and agency securities having a cost of $122.1 million.
Deposits and Borrowed Funds
Deposits decreased $40.9 million during the quarter ended March 31, 2010. The primary cause for the decline in deposits is the aforementioned sale of Home Savings’ Findlay, Ohio branch. Also affecting the change was the maturity and paydown of $12.7 million in brokered certificates of deposit during the first three months of 2010.
Borrowed funds decreased $7.5 million during the three-month period ending March 31, 2010. Federal Home Loan Bank advances declined $7.2 million and repurchase agreements and other borrowings decreased $280,000. The change is primarily the result of lower funding needs due to declining loan balances.
Income Taxes
Management recorded a valuation allowance against deferred tax assets at year-end 2009 based on its estimate of future reversal and utilization. When determining the amount of deferred tax assets that are more-likely-than-not to be realized, and therefore recorded as a benefit, the Company conducts a regular assessment of all available information. This information includes, but is not limited to, taxable income in prior periods, projected future income, tax planning strategies and projected future reversals of deferred tax items. Based on these criteria, the Company determined that it was not necessary to establish an additional valuation allowance against deferred tax assets as of March 31, 2010. The net deferred tax asset at March 31, 2010 is the amount of the asset supported by taxable income in prior periods available for carryback claims.
Home Savings is a wholly-owned subsidiary of the Company and operates 38 full-service banking offices and six loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.
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When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the

Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

	March 31,	December 31,
	2010	2009
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$20,609	$22,330
Federal funds sold and other	19,446	22,744

Total cash and cash equivalents	40,055	45,074
Securities:
Available for sale, at fair value	272,239	281,348
Loans held for sale	4,318	10,497
Loans, net of allowance for loan losses of $45,627 and $42,287, respectively	1,826,040	1,866,018
Federal Home Loan Bank stock, at cost	26,464	26,464
Premises and equipment, net	22,697	23,139
Accrued interest receivable	8,405	9,090
Real estate owned and other repossessed assets	35,418	30,962
Core deposit intangible	613	661
Cash surrender value of life insurance	26,475	26,198
Other assets	19,136	18,976

Total assets	$2,281,860	$2,338,427

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,602,851	$1,642,722
Non-interest bearing	125,741	126,779

Total deposits	1,728,592	1,769,501
Borrowed funds:
Federal Home Loan Bank advances	214,099	221,323
Repurchase agreements and other	96,553	96,833

Total borrowed funds	310,652	318,156
Advance payments by borrowers for taxes and insurance	13,761	19,791
Accrued interest payable	1,751	1,421
Accrued expenses and other liabilities	10,481	9,775

Total liabilities	2,065,237	2,118,644

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and unissued	—	—
Common stock-no par value; 499,000,000 shares authorized; 37,804,457 shares issued and 30,897,825 shares outstanding	145,586	145,775
Retained earnings	145,673	148,674
Accumulated other comprehensive income	3,685	4,110
Unearned employee stock ownership plan shares	(5,366)	(5,821)
Treasury stock, at cost, 6,906,632 shares	(72,955)	(72,955)

Total shareholders’ equity	216,623	219,783

Total liabilities and shareholders’ equity	$2,281,860	$2,338,427

UNITED COMMUNITY FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	March 31,
	2010	2009
	(Dollars in thousands,
	except per share data)
Interest income
Loans	$25,843	$31,067
Loans held for sale	70	263
Securities:
Available for sale	2,585	2,770
Federal Home Loan Bank stock dividends	300	299
Other interest earning assets	7	29

Total interest income	28,805	34,428
Interest expense
Deposits	9,318	12,651
Federal Home Loan Bank advances	848	1,858
Repurchase agreements and other	923	1,190

Total interest expense	11,089	15,699

Net interest income	17,716	18,729
Provision for loan losses	10,309	8,444

Net interest income after provision for loan losses	7,407	10,285

Non-interest income
Non-deposit investment income	428	304
Service fees and other charges	1,751	1,512
Net gains (losses):
Securities available for sale	2,843	—
Other -than-temporary loss in equity securities
Total impairment loss	—	(150)
Loss recognized in other comprehensive income	—	—

Net impairment loss recognized in earnings	—	(150)
Mortgage banking income	386	1,140
Real estate owned and other repossessed assets	(1,484)	(1,138)
Gain on retail branch sale	1,387	—
Other income	1,249	1,075

Total non-interest income	6,560	2,743

Non-interest expense
Salaries and employee benefits	8,174	8,023
Occupancy	1,004	984
Equipment and data processing	1,667	1,730
Franchise tax	511	592
Advertising	222	229
Amortization of core deposit intangible	48	60
Deposit insurance premiums	1,461	1,783
Professional fees	1,033	716
Real estate owned and other repossessed asset expenses	607	951
Other expenses	2,241	1,331

Total non-interest expenses	16,968	16,399

Income (loss) before income taxes and discontinued operations	(3,001)	(3,371)
Income taxes expense (benefit)	—	(1,692)

Net income (loss) before discontinued operations	(3,001)	(1,679)
Discontinued operations
Net income of Butler Wick Corp., net of tax	—	4,949

Net income (loss)	$(3,001)	$3,270

Earnings (loss) per share
Basic—continuing operations	$(0.10)	$(0.06)
Basic—discontinued operations	—	0.17
Basic	(0.10)	0.11
Diluted—continuing operations	(0.10)	(0.06)
Diluted—discontinued operations	—	0.17
Diluted
	(0.10)	0.11

UNITED COMMUNITY FINANCIAL CORP.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)

		At or for the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
		(In thousands, except per share data)
Financial Data
Total assets	$2,281,860	$2,338,427	$2,462,185	$2,487,055	$2,562,588
Total loans, net	1,826,040	1,866,018	1,919,803	2,032,404	2,114,855
Total securities	272,239	281,348	296,461	255,845	248,981
Total deposits	1,728,592	1,769,501	1,755,503	1,828,214	1,835,515
Total shareholders’ equity	216,623	219,783	235,926	234,613	239,297
Net interest income	17,716	19,093	19,405	18,687	18,729
Provision for loan losses	10,309	22,740	5,579	12,311	8,444
Noninterest income, excluding other-than-temporary impairment losses	6,560	4,907	691	6,205	2,893
Net impairment losses recognized in earnings	—	56	572	—	150
Noninterest expense	16,968	14,654	15,385	17,202	16,399
Income tax expense (benefit)	—	2,812	(573)	(1,707)	(1,692)
Net income (loss)	(3,001)	(16,262)	(867)	(2,914)	3,270

Share Data
Basic earnings (loss) per share	$(0.10)	$(0.54)	$(0.03)	$(0.10)	$0.11
Diluted earnings (loss) per share	(0.10)	(0.54)	(0.03)	(0.10)	0.11
Dividends declared per share	—	—	—	—	—
Book value per share	7.01	7.11	7.64	7.59	7.74
Tangible book value per share	6.99	7.09	7.61	7.57	7.72
Market value per share	1.50	1.45	1.74	1.09	1.21

Shares outstanding at end of period	30,898	30,898	30,898	30,898	30,898
Weighted average shares outstanding—basic	29,955	29,879	29,803	29,727	29,632
Weighted average shares outstanding—diluted	29,955	29,879	29,803	29,727	29,632

Key Ratios
Return on average assets	-0.52%	-2.69%	-0.14%	-0.46%	0.50%
Return on average equity	-5.36%	-27.18%	-1.45%	-4.74%	5.30%
Net interest margin	3.28%	3.33%	3.32%	3.12%	3.04%
Efficiency ratio	78.59%	56.97%	65.02%	69.38%	71.85%

Capital Ratios
Tier 1 leverage ratio	8.57%	8.22%	8.68%	8.50%	8.33%
Tier 1 risk-based capital ratio	11.58%	11.53%	11.77%	11.50%	11.22%
Total risk-based capital ratio	12.84%	12.80%	13.03%	12.76%	12.48%
Equity to assets	9.49%	9.40%	9.58%	9.43%	9.34%
Tangible common equity to tangible assets	9.47%	9.37%	9.56%	9.41%	9.31%

UNITED COMMUNITY FINANCIAL CORP.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)

		At or for the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
		(Dollars in thousands, except per share data)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$777,380	$773,831	$771,891	$852,833	$888,948
Multi-family residential*	143,992	150,480	158,342	164,376	168,432
Nonresidential*	389,407	397,895	407,853	396,688	381,263
Land*	25,122	23,502	23,625	23,221	22,968
Construction Loans
One-to four-family residential and land development	161,625	178,095	190,123	209,610	233,708
Multi-family and nonresidential*	14,682	13,741	13,675	15,007	33,992

Total real estate loans	1,512,208	1,537,544	1,565,509	1,661,735	1,729,311
Consumer Loans	301,457	309,202	320,106	322,874	331,853
Commercial Loans	56,726	60,217	71,727	86,286	90,089

Total Loans	1,870,391	1,906,963	1,957,342	2,070,895	2,151,253
Less:
Allowance for loan losses	45,627	42,287	38,845	39,832	37,856
Deferred loan costs, net	(1,276)	(1,342)	(1,306)	(1,341)	(1,458)

Total	44,351	40,945	37,539	38,491	36,398

Loans, net	$1,826,040	$1,866,018	$1,919,803	$2,032,404	$2,114,855

*	Such categories are considered commercial real estate

		At or for the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
		(Dollars in thousands, except per share data)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$101,068	$108,513	$102,525	$102,584	$99,326
Non-interest bearing checking accounts	125,741	126,779	115,092	116,899	112,769

Total checking accounts	226,809	235,292	217,617	219,483	212,095
Savings accounts	210,091	202,900	199,233	196,541	194,107
Money market accounts	300,610	291,320	282,438	274,931	274,345

Total non-time deposits	737,510	729,512	699,288	690,955	680,547
Retail certificates of deposit	988,747	1,024,961	1,041,196	1,045,079	1,062,837
Brokered certificates of deposit	2,335	15,028	15,019	92,181	92,131

Total certificates of deposit	991,082	1,039,989	1,056,215	1,137,260	1,154,968

Total deposits	$1,728,592	$1,769,501	$1,755,503	$1,828,215	$1,835,515

Certificates of deposit as a percent of total deposits	57.33%	58.77%	60.17%	62.21%	62.92%

UNITED COMMUNITY FINANCIAL CORP.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)

		At or for the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
		(Dollars in thousands, except per share data)
Allowance For Loan Losses
Beginning balance	$42,287	$38,845	$39,832	$37,856	$35,962
Provision	10,309	22,740	5,579	12,311	8,444
Net chargeoffs	(6,969)	(19,298)	(6,566)	(10,335)	(6,550)

Ending balance	$45,627	$42,287	$38,845	$39,832	$37,856

Net Charge-offs
Real Estate Loans
One-to four-family	$998	$762	$1,634	$1,258	$1,096
Multi-family	1,585	208	254	652	1,381
Nonresidential	1,951	1,410	435	1,693	652
Land	318	—	—	—	—
Construction Loans
One-to four-family residential and land development	1,018	3,860	2,724	4,532	1,550
Multi-family and nonresidential	—	118	—	—	—

Total real estate loans	5,870	6,358	5,047	8,135	4,679
Consumer Loans	904	1,312	1,447	1,466	1,078
Commercial Loans	195	11,628	72	734	793

Total	$6,969	$19,298	$6,566	$10,335	$6,550

		At or for the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
		(Dollars in thousands, except per share data)
Nonperforming Loans
Real Estate Loans
One-to four family residential	$30,054	$26,766	$25,808	$23,081	$24,409
Multi-family residential	7,885	7,863	5,612	5,349	5,747
Nonresidential	36,083	24,091	16,623	15,046	13,191
Land	11,627	5,160	5,168	5,169	5,179
Construction Loans
One-to four-family residential and land development	42,963	42,819	46,623	36,806	42,232
Multi-family and nonresidential	382	392	531	555	789

Total real estate loans	128,994	107,091	100,365	86,006	91,547
Consumer Loans	3,898	5,383	5,253	5,889	6,375
Commercial Loans	5,672	3,413	6,174	7,614	4,255

Total Loans	$138,564	$115,887	$111,792	$99,509	$102,177

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$131,951	$103,864	$93,806	$91,757	$90,573
Past due 90 days and still accruing	536	3,669	4,330	3,007	607

Past due 90 days	132,487	107,533	98,136	94,764	91,180
Past due less than 90 days and on nonaccrual	6,077	8,354	13,656	4,745	10,997

Total Nonperforming Loans	138,564	115,887	111,792	99,509	102,177
Other Real Estate Owned	34,605	30,340	26,905	31,411	29,001
Repossessed Assets	813	622	702	1,666	1,429

Total Nonperforming Assets	$173,982	$146,849	$139,399	$132,586	$132,607

Total Troubled Debt Restructured Loans
Accruing	$23,153	$17,640	$1,949	$2,494	$2,726
Non-accruing	8,764	5,008	1,469	1,998	1,837

Total	$31,917	$22,648	$3,418	$4,492	$4,563